Exhibit 99.1

CONSENT OF PHILIPPE GUILLEMOT

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Constellium Holdco B.V. (the “Registrant”) in the Registration Statement on Form F-1 of the Registrant (including any and all amendments or supplements thereto) to be filed with the U.S. Securities and Exchange Commission under the Securities Act.

By	/s/ Philippe Guillemot
Name: Philippe Guillemot

Dated:    May 13, 2013